Exhibit 99.1

NEWAGE ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Announced merger with ARIIX expected to close by November 30, 2020

Revenues expected to double with close of ARIIX transaction

Sale of BWR brands expected to enhance financial strength

DENVER, COLORADO, November 9, 2020 – NewAge, Inc. (Nasdaq: NBEV), the Colorado-based social selling and distribution company, today announced financial results for the quarter ended September 30, 2020 with net revenue reaching $62.7 million on a stand-alone basis. This includes the reduction in revenue associated with the sale of the BWR retail brands during the quarter, but does not include revenues from its recently announced combination with ARIIX and four other e-commerce/direct selling companies, which is expected to more than double the size of the Company and significantly improve the combined entity’s profitability.

Brent Willis, Chief Executive Officer of NewAge, commented, “We continue to make substantial progress on integrating the five companies that are part of this game-changing merger to create a leading social selling company. We had major achievements in the past few quarters in disposing of the BWR brands which had a negative impact of more than $15 million in EBITDA(1) in fiscal 2019, capturing cost synergies of approximately $10 million in NewAge , and in achieving growth in the U.S., Latin America and Western European markets. We expect the merger between NewAge and ARIIX will close this month. As we come together, we expect to generate accelerated growth and profit contribution, and are extremely well positioned to do so.”

NewAge signed a definitive agreement to acquire ARIIX and four other e-commerce/direct selling companies on July 20, 2020. The definitive agreement was amended and restated on September 30, 2020. The transaction is expected to close by November 30, 2020. The combination creates a company with expected annual revenues of more than $500 million, a blended gross margin of 70%, and expected annual EBITDA of more than $30 million.

Third Quarter 2020 Financial Results

Net revenue reached $62.7 million for the quarter ended September 30, 2020, versus $69.8 million for the third quarter of the prior year. The year over year variance is primarily due to the impact of COVID-19 and the timing of significant qualification events in the Company’s Asia markets. Positively, the United States had revenue growth of 11% in the third quarter versus the same quarter in the prior year. Included in our United States region is the DSD division, which grew nearly 15% in the third quarter of 2020 versus the same quarter in the prior year.

Gross margin in the third quarter of 2020 reached $37.5 million, or 60% of net revenue, compared with $40.3 million, or 58% of net revenue in the prior year third quarter, an increase of more than 207 basis points. Gross margin percentage increase was driven by improved product and channel mix, and overall improvement in cost of goods sold in the direct selling side of the business.

During the third quarter of 2020, the Company sold its BWR brands subsidiary and substantially all of its U.S. retail brands. In addition to a negative impact of more than $15 million of EBITDA in 2019, the retail brands also negatively impacted net income by $2.1 million in the quarter. It is anticipated that the divestment of the BWR brands business will improve gross margins, lower actual and relative SG&A expense, and improve overall profitability.

Net loss was $14.1 million, or $0.14 per share, during the third quarter of 2020, compared to a net loss of $10.7 million, or $0.14 per share, in the third quarter of 2019. Adjusted EBITDA was a loss of $10.2 million for the third quarter of 2020, compared with break-even for the third quarter of 2019. The increase in net loss and decrease in Adjusted EBITDA during the quarter can be primarily attributed to a number of non-recurring items including human resource restructuring charges of $1.7 million, the disposal of the BWR brands of $3.4 million, and BWR operating losses of $2.1 million. Excluding these charges that are not expected to continue in future periods, Adjusted EBITDA for the third quarter of 2020 would have been a loss of $2.9 million.

NewAge’s cash balance was $26.9 million at September 30, 2020. NewAge also holds additional restricted cash balances of $18.3 in the US, China and other markets for a total of $45.2 million in cash as of September 30, 2020. Total current assets were $73.5 million at September 30, 2020 and total current liabilities were $52.2 million. Working capital was $21.3 million at September 30, 2020.

(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures with reconciliations provided in the table below.

Conference Call

The Company will host a live conference call and webcast today at 8:00 a.m. ET. Conference call details are provided below. Interested investors can dial into the conference call to hear the details of management’s update and participate in a question and answer session.

Date: Monday, November 9, 2020

Time: 8:00 a.m. Eastern time

Toll-free dial-in number: 1-877-407-3982

International dial-in number: 1-201-493-6780

Conference ID: 13711691

The conference call will also be broadcast live and available for replay here and via the investors section of the Company’s website at https://newagebev.com/en-us/our-story/investors. The webcast replay will be available for approximately 45 days following the call.

Please dial into the conference call 15 minutes prior to the start time due to increased demand for conference calls. You will be asked to register your name and organization.

A replay of the conference call will be available after 11:00 a.m. Eastern Time on the same day through Monday, November 16, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13711691

About NewAge, Inc. (NASDAQ: NBEV)

NewAge is a Colorado-based organic and healthy products company dedicated to inspiring and educating consumers to “Live Healthy.” The Company is an omni-channel distribution company with access to traditional retail, e-commerce, direct-to-consumer, and medical channels across more than 75 countries worldwide when combined with ARIIX. NewAge markets a portfolio of differentiated healthy functional brands in three category platforms including Health & Wellness, Healthy Appearance, and Nutritional Performance. The Company operates the websites newage.com, noninewage.com, and a number of other individual brand websites.

NewAge has announced a transaction with ARIIX LLC. Once the ARIIX transaction is completed, we will be the only omni-channel company with access to traditional retail, e-commerce, direct-to-consumer, and other channels across more than 75 countries worldwide, with a network of over 400,000 exclusive independent product consultants, representatives, and affiliates around the globe. After the transaction closes, NewAge will market a portfolio of better-for-you products along with the companies, ARIIX, ZENNOA, Shannen, MaVie, and Limu in healthy hydration and wellness, healthy appearance, and nutritional performance platforms. The Company announced NewAge’s entry into a definitive agreement to acquire ARIIX and four other e-commerce/direct selling companies on July 20, 2020. The Company entered into an amended and restated definitive agreement on September 30, 2020. This transaction is anticipated to close by the end of November 2020.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made under the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s expectations regarding future results of operations, economic performance, financial condition, the acquisition of ARIIX, statements about the benefit of the ARIIX transaction including the proforma revenue, blended gross margin, expected EBITDA and expected cost savings, and the extent and duration of COVID-19 on its business. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable, but there is no assurance they will prove to be accurate. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about NewAge please contact:

NewAge Investor Relations:

Riley Timmer
Vice President, Investor Relations
Tel: 1-801-870-8685
Riley_Timmer@NewAge.com

Investor Relations Counsel:

John Mills/Scott Van Winkle

ICR – Strategic Communications and Advisory

Tel: 1-646-277-1254/1-617-956-6736

newage@icrinc.com

NewAge, Inc.:

Gregory A. Gould

Chief Financial Officer

Tel: 1-303-566-3030

Greg_Gould@NewAge.com

NEWAGE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	September 30,	December 31,
	2020	2019
ASSETS

Current assets:
Cash and cash equivalents	$26,885	$60,842
Accounts receivable, net of allowance of $361 and $535, respectively	10,334	11,012
Inventories	30,567	36,718
Prepaid expenses and other	5,686	4,384

Total current assets	73,472	112,956

Long-term assets:
Identifiable intangible assets, net	40,104	43,443
Right-of-use lease assets	36,585	38,458
Property and equipment, net	27,571	28,443
Restricted cash, net of current portion	16,846	3,729
Goodwill	10,284	10,284
Deferred income taxes	9,735	9,128
Deposits and other	5,161	4,689

Total assets	$219,758	$251,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,598	$13,259
Accrued liabilities	40,083	49,451
Current portion of business combination liabilities	-	5,508
Current maturities of long-term debt	1,504	11,208

Total current liabilities	52,185	79,426

Long-term liabilities:
Long-term debt, net of current maturities	18,469	12,802
Operating lease liabilities, net of current portion:
Lease liability	33,699	35,513
Deferred lease financing obligation	16,049	16,541
Deferred income taxes	5,484	5,441
Accrued employee benefits and other	9,491	9,132

Total liabilities	135,377	158,855

Stockholders’ equity:
Common Stock; $0.001 par value. Authorized 200,000 shares; issued and outstanding 98,490 and 81,873 shares as of September 30, 2020 and December 31, 2019, respectively	98	82
Additional paid-in capital	232,175	203,862
Note receivable for stock subscription	(1,250)	-
Accumulated other comprehensive income	1,134	802
Accumulated deficit	(147,776)	(112,471)
Total stockholders’ equity	84,381	92,275
Total liabilities and stockholders’ equity	$219,758	$251,130

NEWAGE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net revenue	$62,719	$69,828	$189,049	$194,483
Cost of goods sold	25,224	29,532	71,952	73,962

Gross profit	37,495	40,296	117,097	120,521

Operating expenses:
Commissions	17,458	21,185	55,378	58,830
Selling, general and administrative	27,983	26,104	84,868	81,121
Gain from change in fair value of earnout obligations	-	(6,244)	-	(12,909)
Loss on disposal of Divested Businesses	3,446	-	3,446	-
Impairment of right-of-use assets	-	-	400	1,500
Depreciation and amortization expense	1,751	2,241	5,293	6,494

Total operating expenses	50,638	43,286	149,385	135,036

Operating loss	(13,143)	(2,990)	(32,288)	(14,515)

Non-operating income (expense):
Interest expense	(521)	(727)	(1,693)	(3,129)
Gain (loss) from sale of property and equipment	(62)	(85)	(128)	6,357
Gain (loss) from change in fair value of derivatives	(86)	(166)	(392)	304
Interest and other income (expense), net	291	(48)	1,082	(233)

Loss before income taxes	(13,521)	(4,016)	(33,419)	(11,216)
Income tax expense	(612)	(6,671)	(1,886)	(12,768)

Net loss	$(14,133)	$(10,687)	$(35,305)	$(23,984)

Net loss per share (basic and diluted)	$(0.14)	$(0.14)	$(0.38)	$(0.31)

Weighted average number of shares of Common Stock outstanding (basic and diluted)	97,819	78,076	92,087	76,550

NEWAGE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(In thousands)

	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(35,305)	$(23,984)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,607	6,776
Non-cash lease expense	3,913	4,910
Loss on disposal of Divested Businesses	3,446	-
Stock-based compensation expense	3,415	5,278
Accretion and amortization of debt discount and issuance costs	414	1,796
Impairment of right-of-use lease assets	400	1,500
Loss (gain) from change in fair value of derivatives	392	(304)
Loss (gain) from sale of property and equipment	128	(6,360)
Expense for make-whole premium and other	73	511
Gain from change in fair value of earnout obligations	-	(12,909)
Deferred income tax benefit	(442)	(4,919)
Changes in operating assets and liabilities, net of effects of business acquisition and disposal:
Accounts receivable	(932)	(1,912)
Inventories	2,741	1,190
Prepaid expenses, deposits and other	519	(3,201)
Accounts payable	(484)	657
Other accrued liabilities	(13,738)	10,030

Net cash used in operating activities	(29,853)	(20,941)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds received from buyer of Divested Businesses, net of cash conveyed of $209	381	-
Proceeds from sale of equipment	231	-
Capital expenditures for property and equipment	(2,108)	(2,576)
Cash advance under unsecured promissory note	(1,250)	-
Net proceeds from sale of land and building in Japan	-	37,548
Security deposit under sale leaseback arrangement	-	(1,799)
Acquisition of BWR, net of cash acquired of $537	-	(963)

Net cash provided by (used in) investing activities	(2,746)	32,210

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	25,122	13,529
Proceeds from borrowings	6,868	52,068
Proceeds from exercise of stock options	34	418
Principal payments on borrowings	(10,825)	(34,415)
Payments on business combination obligations	(5,761)	(34,000)
Purchase and retirement of stock	(1,193)	-
Payments under deferred lease financing obligation	(480)	(307)
Payments for deferred offering costs	(164)	(195)
Debt issuance costs paid	(95)	(931)
Proceeds from deferred lease financing obligation	-	17,640
Cash paid for make-whole premium	-	(480)

Net cash provided by financing activities	13,506	13,327

Effect of foreign currency translation changes	(247)	1,578

Net increase (decrease) in cash, cash equivalents and restricted cash	(19,340)	26,174
Cash, cash equivalents and restricted cash at beginning of period	64,571	45,856

Cash, cash equivalents and restricted cash at end of period	$45,231	$72,030

Non-GAAP Financial Measures

The primary purpose of using non-GAAP financial measures is to provide supplemental information that we believe may be useful to investors and to enable investors to evaluate our results in the same way we do. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, we use these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware, however, that not all companies define these non-GAAP measures consistently.

We provide in the table below a reconciliation from the most directly comparable GAAP financial measure to the non-GAAP financial measures presented.

EBITDA and Adjusted EBITDA. The calculation of our EBITDA and Adjusted EBITDA is presented below (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net loss (1)	$(14,133)	$(10,687)	$(35,305)	$(23,984)
EBITDA Non-GAAP adjustments:
Interest expense	521	727	1,693	3,129
Income tax expense	612	6,671	1,886	12,768
Depreciation and amortization expense	1,855	2,335	5,607	6,776

EBITDA	(11,145)	(954)	(26,119)	(1,311)
Adjusted EBITDA Non-GAAP adjustment:
Stock-based compensation expense	966	991	3,415	5,278

Adjusted EBITDA (1)	$(10,179)	$37	$(22,704)	$3,967

(1) Net losses and Adjusted EBITDA for the three and nine months ended September 30, 2020 include charges for (i) severance expenses of $1.7 million and $2.6 million for the three and nine month periods, respectively, and (ii) a loss on disposal of the Divested Businesses of $3.4 million for each of the three and nine month periods. In addition, prior to the disposal of the Divested Businesses, operating losses, exclusive of depreciation and amortization expense, related to the Divested Businesses were incurred for $2.1 million and $5.1 million for the three months ended September 30, 2020 and 2019, respectively, and $7.3 million and $8.8 million for the nine months ended September 30, 2020 and 2019, respectively.

EBITDA is defined as net income (loss) adjusted to exclude GAAP amounts for interest expense, income tax expense (benefit), and depreciation and amortization expense. For the calculation of Adjusted EBITDA, we also exclude the following item for the periods presented:

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees, directors and consultants. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.